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                                                                     Exhibit (j)

                                  [KPMG letterhead]



                            Independent Auditors' Consent
                            -----------------------------



The Board of Directors
Fortis Advantage Portfolios, Inc.
Fortis Growth Fund, Inc.
Fortis Equity Portfolios, Inc.

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.



                                         /s/ KPMG Peat Marwick LLP

                                         KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 30, 1998